Exhibit 99.1

FOR IMMEDIATE RELEASE
March 1, 2022

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2021

•	Full Year 2021 GAAP Revenue of $707 million
•	Full Year 2021 GAAP Net Income of $50 million
•	Full Year 2021 GAAP Diluted Earnings Per Share of $1.41
•	Full Year 2021 Adjusted Earnings Per Share of $2.62
•	Full Year 2021 Adjusted EBITDA of $153 million

BEDFORD, Mass. -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2021.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2021	2020	2021	2020
GAAP
Revenue	$199.0	$147.5	$706.8	$590.6
Operating Income	$21.7	$17.1	$64.1	$55.9
Net Income	$13.8	$12.7	$50.3	$44.5
Diluted EPS	$0.38	$0.35	$1.41	$1.25
Non-GAAP*
Adjusted Operating Income	$33.9	$22.0	$116.9	$85.3
Adjusted Diluted EPS	$0.67	$0.53	$2.62	$1.95
Adjusted EBITDA	$42.6	$32.4	$152.7	$121.0

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta demonstrated excellent performance in the fourth quarter, with strong double-digit growth for sales, bookings, and profit,” said Matthijs Glastra, Chairperson and Chief Executive Officer of Novanta. “Customer demand continued to be robust in advanced industrial and medical applications, and our customer orders were up 92% year over year, giving us a 1.55 book-to-bill in the fourth quarter and a record level of backlog at the end of the year, at $569 million. We continue to see excellent performance from the new ATI and IMS acquisitions, strong demand generation from our innovation, and continued robust market demand. This performance gives us optimism as we enter the new year, even as we navigate the near-term disruptions caused by the global supply chain shortages, widespread cost inflation, and geopolitical uncertainty.”

Fourth Quarter

During the fourth quarter of 2021, Novanta generated GAAP revenue of $199.0 million, an increase of $51.5 million, or 34.9%, versus the fourth quarter of 2020. The Company’s acquisition activities resulted in an increase in revenue of $32.1 million, or 21.8%, compared to the fourth quarter of 2020. Changes in foreign currency exchange rates year over year adversely impacted our revenue by $1.3 million, or 0.9%, during the fourth quarter of 2021.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 14.0% for the fourth quarter of 2021 (see “Organic Revenue Growth” in Reconciliation of GAAP to Non-GAAP Financial Measures below).

In the fourth quarter of 2021, GAAP operating income was $21.7 million, compared to $17.1 million in the fourth quarter of 2020.  GAAP net income was $13.8 million in the fourth quarter of 2021, compared to $12.7 million in the fourth quarter of 2020.  GAAP diluted earnings per share (“EPS”) was $0.38 in the fourth quarter of 2021, compared to $0.35 in the fourth quarter of 2020. The Company ended the fourth quarter of 2021 with 35.8 million diluted weighted average shares outstanding.

Adjusted Diluted EPS was $0.67 in the fourth quarter of 2021, compared to $0.53 in the fourth quarter of 2020.  Adjusted EBITDA was $42.6 million in the fourth quarter of 2021, compared to $32.4 million in the fourth quarter of 2020.

Operating cash flow for the fourth quarter of 2021 was $28.7 million, compared to $46.6 million for the fourth quarter of 2020.

Full Year

For the full year 2021, Novanta generated GAAP revenue of $706.8 million, an increase of $116.2 million, or 19.7%, versus the full year 2020.  The Company’s acquisition activities resulted in an increase in revenue of $43.2 million, or 7.3%.  Changes in foreign currency exchange rates year over year favorably impacted our revenue by $12.5 million, or 2.1%, in 2021.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 10.3% for the full year 2021 (see “Organic Revenue Growth” in Reconciliation of GAAP to Non-GAAP Financial Measures below).

For the full year 2021, GAAP operating income was $64.1 million, compared to $55.9 million for 2020.  GAAP net income was $50.3 million for the full year 2021, compared to $44.5 million for 2020.  GAAP diluted EPS was $1.41 for the full year 2021, compared to $1.25 for 2020.

Adjusted Diluted EPS was $2.62 for the full year 2021, compared to $1.95 for 2020. Adjusted EBITDA was $152.7 million for the full year 2021, compared to $121.0 million for 2020.

Operating cash flow for the full year 2021 was $94.6 million, compared to $140.2 million for 2020. The Company finished the year with approximately $434.5 million of total debt and $117.4 million of total cash. Net Debt, as defined in Reconciliation of GAAP to Non-GAAP Financial Measures below, was $321.2 million.

Financial Outlook

“We remain extremely excited about the growth opportunities in the medical and advanced industrial sectors that we serve,” said Matthijs Glastra, “We enter 2022 with a record backlog and good visibility to customer demand for the whole year. However, we are experiencing near-term raw material shortages and disruptions, and cost inflation in our supply chain, but we will continue to work to mitigate these impacts over the course of the year as we had during the second half of 2021.”

For the first quarter of 2022, the Company expects GAAP revenue to be in the range of approximately $192 million to $200 million.  The Company expects Adjusted Gross Profit Margin to be approximately 44.5%. The Company expects Adjusted EBITDA to be in the range of $38 million to $41 million and Adjusted Diluted EPS to be in the range of $0.60 to $0.66. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the full year 2022, the Company expects GAAP revenue to be in the range of approximately $825 million to $845 million.  The Company expects Adjusted Gross Profit Margin to be approximately 46.0%. The Company expects Adjusted EBITDA to be in the range of $172 million to $182 million and Adjusted Diluted EPS to be in the range of $2.85 to $3.00. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestitures and related expenses; acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, March 1, 2022 at 10:00 a.m. ET to discuss these results and to provide a business update.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investors section of the Company’s website at www.novanta.com. The replay will remain available until Monday, April 4, 2022.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Consolidated Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Consolidated Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the first quarter and full year 2022; statements regarding the COVID-19 pandemic; expectations for our end markets and market position; expectations regarding the performance from the recent ATI and IMS acquisitions; expectations for strong demand generation from our innovation; expectations for continued robust market demand; our optimism as we enter the new year, even as we navigate the near-term disruptions caused by the global supply chain shortages and widespread cost inflation; expectations regarding our design win and customer order activities and long-term prospects in our medical and advanced industrial end-markets; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; risks associated with the COVID-19 pandemic and other events outside our control; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate, introduce new products timely, and successfully commercialize our innovations; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our and our third-party providers’ information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s withdrawal from the European Union; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Environmental, Social and Governance policies and practices; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on original equipment manufacturer customers; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our future filings with the Securities and Exchange Commission (“SEC”). Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$198,960	$147,498	$706,793	$590,623
Cost of revenue	116,076	85,233	406,465	346,106
Gross profit	82,884	62,265	300,328	244,517
Operating expenses:
Research and development and engineering	19,418	15,991	72,522	60,996
Selling, general and administrative	34,966	27,402	129,155	109,853
Amortization of purchased intangible assets	5,277	3,582	16,577	13,970
Restructuring and acquisition related costs	1,535	(1,781)	18,020	3,810
Total operating expenses	61,196	45,194	236,274	188,629
Operating income	21,688	17,071	64,054	55,888
Interest income (expense), net	(2,891)	(1,487)	(7,387)	(6,564)
Foreign exchange transaction gains (losses), net	172	(778)	(127)	(942)
Other income (expense), net	(130)	(26)	(368)	21
Income before income taxes	18,839	14,780	56,172	48,403
Income tax provision	5,085	2,124	5,841	3,882
Net income	$13,754	$12,656	$50,331	$44,521

Earnings per common share:
Basic	$0.39	$0.36	$1.42	$1.27
Diluted	$0.38	$0.35	$1.41	$1.25

Weighted average common shares outstanding—basic	35,485	35,145	35,396	35,144
Weighted average common shares outstanding—diluted	35,811	35,787	35,781	35,654

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$117,393	$125,054
Accounts receivable, net	115,617	75,054
Inventories	125,657	92,737
Prepaid expenses and other current assets	15,158	11,328
Total current assets	373,825	304,173
Property, plant and equipment, net	87,439	78,676
Operating lease assets	48,338	34,444
Intangible assets, net	220,989	148,521
Goodwill	479,500	285,980
Other assets	17,792	13,385
Total assets	$1,227,883	$865,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$5,097	$5,508
Accounts payable	68,514	42,966
Accrued expenses and other current liabilities	110,327	65,755
Total current liabilities	183,938	114,229
Long-term debt	429,361	194,927
Operating lease liabilities	45,700	32,802
Other long-term liabilities	47,593	46,412
Total liabilities	706,592	388,370
Stockholders’ Equity:
Total stockholders’ equity	521,291	476,809
Total liabilities and stockholders’ equity	$1,227,883	$865,179

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$13,754	$12,656	$50,331	$44,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,781	9,930	43,394	38,293
Share-based compensation	5,437	7,047	25,606	23,119
Deferred income taxes	(881)	(658)	(3,945)	(4,113)
Other non-cash items	1,847	(5,285)	6,248	(1,120)
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	(3,897)	8,371	(25,355)	18,026
Inventories	(7,135)	10,165	(19,078)	22,102
Other operating assets and liabilities	6,807	4,327	17,424	(589)
Net cash provided by operating activities	28,713	46,553	94,625	140,239
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	453	—	(284,728)	—
Purchases of property, plant and equipment	(5,217)	(3,360)	(19,976)	(10,524)
Other investing activities	200	—	(2,000)	(2,632)
Net cash used in investing activities	(4,564)	(3,360)	(306,704)	(13,156)
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	—	280,000	—
Repayments under term loan and revolving credit facilities	(8,345)	(1,374)	(32,381)	(35,391)
Repurchases of common shares	—	—	—	(5,500)
Payments of deferred and escrowed purchase price related to acquisitions	—	(25,249)	—	(31,021)
Other financing activities	(1,192)	(539)	(42,866)	(12,445)
Net cash used in financing activities	(9,537)	(27,162)	204,753	(84,357)
Effect of exchange rates on cash and cash equivalents	386	2,393	(335)	3,384
Increase (decrease) in cash and cash equivalents	14,998	18,424	(7,661)	46,110
Cash and cash equivalents, beginning of period	102,395	106,630	125,054	78,944
Cash and cash equivalents, end of period	$117,393	$125,054	$117,393	$125,054

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Photonics	$56,346	$50,276	$232,459	$199,613
Vision	65,631	63,603	262,060	261,650
Precision Motion	76,983	33,619	212,274	129,360
Total	$198,960	$147,498	$706,793	$590,623

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Photonics
Gross Profit (GAAP)	$24,980	$23,335	$107,993	$89,060
Gross Profit Margin (GAAP)	44.3%	46.4%	46.5%	44.6%
Amortization of intangible assets	753	788	3,087	3,058
Acquisition fair value adjustments	—	—	—	188
Adjusted Gross Profit (Non-GAAP)	$25,733	$24,123	$111,080	$92,306
Adjusted Gross Profit Margin (Non-GAAP)	45.7%	48.0%	47.8%	46.2%

Vision
Gross Profit (GAAP)	$24,757	$24,591	$100,890	$100,267
Gross Profit Margin (GAAP)	37.7%	38.7%	38.5%	38.3%
Amortization of intangible assets	1,485	1,633	6,025	6,399
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$26,242	$26,224	$106,915	$106,666
Adjusted Gross Profit Margin (Non-GAAP)	40.0%	41.2%	40.8%	40.8%

Precision Motion
Gross Profit (GAAP)	$34,651	$15,526	$99,345	$58,279
Gross Profit Margin (GAAP)	45.0%	46.2%	46.8%	45.1%
Amortization of intangible assets	1,775	432	4,176	1,666
Acquisition fair value adjustments	1,131	—	1,411	—
Adjusted Gross Profit (Non-GAAP)	$37,557	$15,958	$104,932	$59,945
Adjusted Gross Profit Margin (Non-GAAP)	48.8%	47.5%	49.4%	46.3%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(1,504)	$(1,187)	$(7,900)	$(3,089)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—
Employee COVID-19 testing costs	254	275	3,568	275
Adjusted Gross Profit (Non-GAAP)	$(1,250)	$(912)	$(4,332)	$(2,814)

Novanta Inc.
Gross Profit (GAAP)	$82,884	$62,265	$300,328	$244,517
Gross Profit Margin (GAAP)	41.7%	42.2%	42.5%	41.4%
Amortization of intangible assets	4,013	2,853	13,288	11,123
Acquisition fair value adjustments	1,131	—	1,411	188
Employee COVID-19 testing costs	254	275	3,568	275
Adjusted Gross Profit (Non-GAAP)	$88,282	$65,393	$318,595	$256,103
Adjusted Gross Profit Margin (Non-GAAP)	44.4%	44.3%	45.1%	43.4%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2021
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$21,688	10.9%	$18,839	$5,085	27.0%	$13,754	$0.38
Non-GAAP Adjustments:
Amortization of intangible assets	9,290	4.7%	9,290
Restructuring costs	445	0.2%	445
Acquisition related costs	1,090	0.5%	1,090
Acquisition inventory fair value adjustments	1,131	0.6%	1,131
Employee COVID-19 testing costs	254	0.1%	254
Foreign exchange transaction (gains) losses, net			(172)
Tax effect on non-GAAP adjustments				2,848
Non-GAAP tax adjustments				(1,164)
Total non-GAAP adjustments	12,210	6.1%	12,038	1,684		10,354	0.29

Adjusted results (Non-GAAP)	$33,898	17.0%	$30,877	$6,769	21.9%	$24,108	$0.67

Weighted average shares outstanding - Diluted							35,811

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2020
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$17,071	11.6%	$14,780	$2,124	14.4%	$12,656	$0.35
Non-GAAP Adjustments:
Amortization of intangible assets	6,435	4.3%	6,435
Restructuring costs	2,050	1.4%	2,050
Acquisition related costs	(3,831)	-2.6%	(3,831)
Employee COVID-19 testing costs	275	0.2%	275
Foreign exchange transaction (gains) losses, net			778
Tax effect on non-GAAP adjustments				176
Non-GAAP tax adjustments				(653)
Total non-GAAP adjustments	4,929	3.3%	5,707	(477)		6,184	0.18

Adjusted results (Non-GAAP)	$22,000	14.9%	$20,487	$1,647	8.0%	$18,840	$0.53

Weighted average shares outstanding - Diluted							35,787

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2021
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$64,054	9.1%	$56,172	$5,841	10.4%	$50,331	$1.41
Non-GAAP Adjustments:
Amortization of intangible assets	29,865	4.2%	29,865
Restructuring costs	8,341	1.2%	8,341
Acquisition related costs	9,679	1.4%	9,679
Acquisition inventory fair value adjustments	1,411	0.2%	1,411
Employee COVID-19 testing costs	3,568	0.5%	3,568
Foreign exchange transaction (gains) losses, net			127
Tax effect on non-GAAP adjustments				10,815
Non-GAAP tax adjustments				(1,370)
Total non-GAAP adjustments	52,864	7.5%	52,991	9,445		43,546	1.21

Adjusted results (Non-GAAP)	$116,918	16.6%	$109,163	$15,286	14.0%	$93,877	$2.62

Weighted average shares outstanding - Diluted							35,781

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2020
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$55,888	9.5%	$48,403	$3,882	8.0%	$44,521	$1.25
Non-GAAP Adjustments:
Amortization of intangible assets	25,093	4.2%	25,093
Restructuring costs	4,477	0.8%	4,477
Acquisition related costs	(667)	-0.1%	(667)
Acquisition inventory fair value adjustments	188	0.0%	188
Employee COVID-19 testing costs	275	0.0%	275
Foreign exchange transaction (gains) losses, net			942
Tax effect on non-GAAP adjustments				5,482
Non-GAAP tax adjustments				(35)
Total non-GAAP adjustments	29,366	5.0%	30,308	5,447		24,861	0.70

Adjusted results (Non-GAAP)	$85,254	14.4%	$78,711	$9,329	11.9%	$69,382	$1.95

Weighted average shares outstanding - Diluted							35,654

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income (GAAP)	$13,754	$12,656	$50,331	$44,521
Net Income Margin	6.9%	8.6%	7.1%	7.5%
Interest (income) expense, net	2,891	1,487	7,387	6,564
Income tax provision	5,085	2,124	5,841	3,882
Depreciation and amortization	12,647	9,930	43,126	38,293
Share-based compensation	5,353	6,921	22,557	22,535
Restructuring and acquisition related costs	1,535	(1,781)	18,020	3,810
Acquisition inventory fair value adjustments	1,131	—	1,411	188
Employee COVID-19 testing costs	254	275	3,568	275
Other non-operating income (expense), net	(42)	804	495	921
Adjusted EBITDA (Non-GAAP)	$42,608	$32,416	$152,736	$120,989
Adjusted EBITDA Margin (Non-GAAP)	21.4%	22.0%	21.6%	20.5%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2021 Compared to Three Months Ended December 31, 2020	Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Reported Revenue Growth/(Decline) (GAAP)	34.9%	19.7%
Less: Change attributable to acquisitions	21.8%	7.3%
Plus: Change due to foreign currency	0.9%	(2.1)%
Organic Revenue Growth/(Decline) (Non-GAAP)	14.0%	10.3%

Net Debt (Non-GAAP):

	December 31,	December 31,
	2021	2020
Total Debt (GAAP)	$434,458	$200,435
Plus: Deferred financing costs	4,126	4,405
Gross Debt	438,584	204,840
Less: Cash and cash equivalents	(117,393)	(125,054)
Net Debt (Non-GAAP)	$321,191	$79,786

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash Provided by Operating Activities (GAAP)	$28,713	$46,553	$94,625	$140,239
Less: Purchases of property, plant and equipment	(5,217)	(3,360)	(19,976)	(10,524)
Plus: Proceeds from sale of property, plant and equipment	200	-	200	-
Free Cash Flow (Non-GAAP)	$23,696	$43,193	$74,849	$129,715
Net Income (GAAP)	$13,754	$12,656	$50,331	$44,521
Cash Provided by Operating Activities as a Percentage of Net Income	209%	368%	188%	315%
Free Cash Flow as a Percentage of Net Income	172%	341%	149%	291%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses. Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs are unique to the current pandemic and are expected to have a significant impact on the Company’s operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions and costs directly related to employee COVID-19 testing for the reasons described for Adjusted Gross Profit and Adjusted Gross Profit Margin above. The Company also excluded restructuring and acquisition related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, and acquisition related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company also excluded foreign exchange transaction gains (losses) from the calculation of Adjusted Income before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Consolidated Net Income

The calculation of Adjusted Consolidated Net Income is displayed in the tables above.  Because income before income taxes is included in determining Consolidated Net Income, the calculation of Adjusted Consolidated Net Income also excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition related costs, and foreign exchange transaction gains (losses) for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Consolidated Net Income is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition related costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Consolidated Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the income before deducting interest (income) expense, income taxes provision (benefit), depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring and acquisition related costs, acquisition fair value adjustments, other non-operating (income) expense items, including foreign exchange transaction (gains) losses and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Consolidated Net Income

The Company defines Free Cash Flow as cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Consolidated Net Income is defined as Free Cash Flow divided by Consolidated Net Income.  Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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